                              REVOLVING CREDIT AGREEMENT

     REVOLVING CREDIT AGREEMENT (this "AGREEMENT") dated as of February 27, 1998, between CHIRON CORPORATION, a Delaware corporation (the "BORROWER") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "BANK").

     NOW, THEREFORE, IT IS AGREED:

     1. THE ADVANCES. Subject to and upon the terms and conditions set forth herein, the Bank agrees to make advances (the "ADVANCES") to the Borrower at any time and from time to time prior to February 27, 2003 (the "EXPIRY DATE"); provided, however, that the aggregate principal amount of Advances outstanding shall at no time exceed U.S. $100,000,000 (the "COMMITMENT").

     2. PURPOSE. The Borrower shall use the proceeds of the Advances for general corporate purposes, including acquisition financing (PROVIDED, however, that any acquisition financed by this facility, in whole or part, shall be undertaken in accordance with all applicable requirements of law and the prior, effective written consent or approval to such acquisition of the board of directors or equivalent governing body of the acquiree shall have been obtained). The Borrower agrees to indemnify the Bank and hold the Bank harmless from and against any and all liabilities, claims, losses, damages, costs and expenses of any kind (including all fees and disbursements of legal counsel, the allocated cost of internal legal services and disbursements of internal counsel ("ATTORNEY COSTS")) which may be incurred by the Bank relating to or arising out of any actual or proposed use of proceeds of Advances hereunder.

     3. AVAILABILITY. The following Advances shall be available to the Borrower hereunder: (a) Base Rate Advances; or (b) Eurodollar Rate Advances of one, two, three, six or nine months. For the purposes of this Agreement, it is understood that (i) the duration of each Eurodollar Rate Advance shall be referred to as an "INTEREST PERIOD", (ii) the Borrower is required to repay each Eurodollar Rate Advance on the last day of the Interest Period for such Advance; and (iii) no Eurodollar Rate Advance shall have an Interest Period which extends beyond the Expiry Date. The Borrower shall repay to the Bank on the Expiry Date the aggregate principal amount of the Base Rate Advances and the Eurodollar Rate Advances outstanding on such date.

     4. LOAN ACCOUNTS; NOTES. The Advances shall be evidenced by one or more loan accounts or records maintained by the Bank in the ordinary course of business. Any failure to record any Advance or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Advances or otherwise owing hereunder. In addition, the Bank may at any time, in its discretion, require the Borrower to sign one or more promissory notes (a "NOTE") as further evidence of such indebtedness.

     5. INTEREST. Interest shall be payable in respect of the outstanding principal amount of each (i) Eurodollar Rate Advance on the last day of the Interest Period thereof and on the Expiry Date, and (ii) each Base Rate Advance on the last business day of each calendar quarter and on the Expiry Date. Advances shall bear interest at the following rates per annum: (a) if a

Base Rate Advance, at the Base Rate; or (b) if a Eurodollar Rate Advance, 0.13 of 1% in excess of the Eurodollar Rate.

     Overdue principal and, to the extent permitted by law, overdue interest in respect of each Advance and any other overdue amount payable by the Borrower hereunder shall bear interest, payable on demand, at a rate per annum equal to 2-1/2% per annum in excess of the Base Rate in effect from time to time.

     For the purposes of this Agreement, "BASE RATE" and "EURODOLLAR RATE" have the meanings assigned to them on ATTACHMENT 1 hereto.

     6. INCREASED COSTS; RESERVES; UNAVAILABILITY OF FUNDS. The Borrower shall reimburse the Bank, upon demand, for the cost of all reserves under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") applied or allocated using reasonable attribution or allocation methods by the Bank to the Eurodollar Rate Advances. If at any time the Bank shall have determined (which determination shall, absent manifest error, be final, conclusive and binding on all parties hereto) that as a result of any changes in any applicable law or governmental rule, regulation or order (including any applicable law or governmental rule, regulation or order respecting capital adequacy), or any interpretation thereof, including the enactment of any law or governmental rule, regulation or order (whether or not having the force of law) or that as a result of compliance by the Bank with any direction, requirements or request from any regulatory authority, whether or not having the force of law, the cost to the Bank of maintaining its Commitment hereunder or making, funding or maintaining any Advance shall be increased or the yield to the Bank on such Advance shall be diminished, then the Bank shall promptly notify the Borrower thereof, showing in reasonable detail (without revealing any proprietary or confidential information) the basis for the calculation of such increased costs or diminished yield, and the Borrower shall pay to the Bank an amount sufficient to indemnify the Bank thereagainst. The Bank shall have no obligation to make Eurodollar Rate Advances if U.S. Dollar deposits in the principal amount of the Eurodollar Rate Advances and for periods equal to the requested Interest Periods are not available in the offshore U.S. Dollar inter-bank markets.

     7. COMMITMENT FEE. The Borrower shall pay the Bank a fee ("COMMITMENT FEE") computed at a rate per annum of 0.055 of 1% on the average daily unused portion of the Commitment. The Accrued Commitment Fee shall be payable quarterly on the last business day of each calendar quarter and on the Expiry Date or earlier termination of the Commitment.

     8. NOTICE OF INTENTION TO BORROW. The Borrower shall give the Bank prior notice at its address on the signature page hereof (a "NOTICE OF BORROWING") by telephone or facsimile (to be subsequently confirmed in writing) or in writing (effective upon receipt) of its intention to borrow, specifying the date, amount, type and tenor of the proposed Advance. The Borrower shall give such Notice of Borrowing (i) by 11:00 a.m. (San Francisco time) at least three business days prior to any proposed Eurodollar Rate Advance which will bear interest based on the Telerate Screen quote as provided in clause (i) of the definition of the "Eurodollar Rate"; (ii) by 10:00 a.m. (San Francisco time) at least two business days prior to any proposed Eurodollar Rate Advance which will bear interest based on a Grand Cayman quote as provided in clause (ii) of the definition of the "Eurodollar Rate"; and (iii) by 10:00 a.m. (San Francisco time) on the date of any proposed Base Rate Advance.

     9. PAYMENTS. All payments made hereunder or under any Note (as hereinafter defined) shall be made to the Bank without deductions for any present or future taxes, withholdings, deductions or any other charges (excluding taxes imposed on or measured by the Bank's net income by the jurisdiction (or any political subdivision thereof) under the laws of which the Bank is organized or maintains a lending office) (the "TAXES") imposed or required by any political or taxing authority, it being understood that the net amount received by the Bank after payment of the Taxes by the Borrower shall not be less than the payment provided for hereunder. All payments shall be made to the Bank's Global Payments Operations, 1850 Gateway Blvd., Concord California 94520 in same day funds without set-off, recoupment or counterclaim; for credit to Incoming Money Transfer Account #12331-83980; ABA #121-000-358; Ref: Chiron Corporation. Commitment Fee and interest payments (except with respect to Base Rate Advances bearing interest based on the Bank's "reference rate") shall be calculated for the actual number of days elapsed on the basis of a 360-day year. Interest payments with respect to Base Rate Advances bearing interest based on the Bank's "reference rate" shall also be calculated for the actual number of days elapsed but on the basis of a 365- or 366-day year, as the case may be.

     10. PREPAYMENT; COSTS; VOLUNTARY TERMINATION OF COMMITMENT. (a) Subject to subsection (b) of this Section, the Borrower may, at any time and from time to time, upon not less than two business days prior notice to the Bank, prepay Advances in whole or in part. Such notice of prepayment shall specify the date and amount of such prepayment and the type(s) of Advances to be prepaid. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to subsection (b) of this Section.

     (b) If for any reason Eurodollar Rate Advances are prepaid, as a result of acceleration or otherwise, or if the Borrower fails for any reason to borrow in accordance with a Notice of Borrowing, or fails to make any prepayment of such an Advance in accordance with any notice delivered under this Section, the Borrower shall pay to the Bank, on demand, an additional amount as shall be required to compensate the Bank for any loss connected with its reemployment of the amount so prepaid or failed to be prepaid or of those funds acquired by the Bank to fund the Advance proposed in such Notice of Borrowing, as the case may be.

     (c) The Borrower may, upon not less than three Business Days' prior written notice to the Bank, terminate the Commitment. Once terminated in accordance with this subsection, the Commitment may not be reinstated. The accrued Commitment Fee to the effective date of such termination shall be paid on the effective date of such termination, along with the amount of all outstanding Advances, together with accrued interest to such date on the amount prepaid and any amounts required pursuant to subsection (b) of this Section.

     11. CONDITIONS PRECEDENT. The obligation of the Bank to make Advances to the Borrower hereunder is subject to the satisfaction of (i) the conditions set forth in subsections (a), (c) and (d) of this Section at the time of the making of the first Advance, and (ii) the conditions set forth in subsection (b) of this Section, at the time of making each Advance (including the first Advance):

     (a)  There shall have been delivered to the Bank (i) certified copies of
(x) the Borrower's charter and by-laws and (y) resolutions of the Borrower's board of directors or equivalent body authorizing the transaction evidenced hereby, and (ii) evidence satisfactory to the Bank of the authority of the Borrower's signatory (ies) hereto and to the Note.

     (b) At the time of the making of each Advance, and after giving effect thereto, there shall exist no Event of Default (as hereinafter defined) and no condition, event or act which, with the giving of notice or lapse of time or both, would constitute an Event of Default, and all representations and warranties made by the Borrower herein shall be true and correct with the same effect as if those representations and warranties had been made on and as of such date.

     (c) The Bank shall have received from Novartis AG, Basel, a Swiss Corporation (the "Guarantor") a joint and several, unconditional guaranty of all of the Borrower's obligations hereunder and under any Note in form and substance satisfactory to the Bank (the "Guaranty"), and such certificates, organizational documents and other documents or instruments in connection therewith as the Bank may reasonably request.

     Each Notice of Borrowing submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower hereunder, as of the date of the notice and as of the proposed borrowing date, that the conditions in subsection (b) of this Section are satisfied.

     12. REPRESENTATIONS AND WARRANTIES. The Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of this Agreement.

     (a) The Borrower is duly organized and validly existing in good standing in the jurisdiction of its incorporation.

     (b) This Agreement is and any Note will be duly and properly authorized and executed by the Borrower and constitutes or will constitute, as applicable, its legal, valid and binding obligations enforceable in accordance with their respective terms.

     13. COVENANTS. The Borrower covenants and agrees that, until all obligations incurred by the Borrower under this Agreement are paid in full and so long as the Commitment is in effect, the Borrower will:

     (a) Provide to the Bank (i) as soon as they are available, copies of all financial statements of the Borrower required to be filed with the Securities and Exchange Commission; and (ii) with reasonable promptness, any other information as the Bank may from time to time reasonably request.

     (b) Promptly give written notice to the Bank of any condition, event or act which, with or without the giving of notice or the lapse of time, or both, would constitute an Event of Default (as hereinafter defined).

     (c) Not wind up, liquidate or dissolve its affairs or merge or consolidate into any entity, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all or a substantial part of its property or assets, except that (i) any corporation may merge or liquidate into the Borrower provided that either (x) the Borrower shall be the surviving corporation, or (y) if the Borrower is not the surviving corporation, the Guaranty shall remain in full force and effect on behalf of the surviving corporation, and (ii) the Borrower may merge into the Guarantor.

     14. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

     (a) The Borrower shall default in the payment of any principal amount due hereunder or under any Note or shall default in the payment of any interest amount due hereunder or under any Note and such default shall not be cured within five days;

     (b) The Borrower shall fail to perform or observe any term or covenant contained in this Agreement and such failure shall not be remedied within 30 days, or any representation or warranty made by the Borrower in this Agreement or in any certificate or other document or statement furnished at any time hereunder or in connection herewith shall prove to have been incorrect or untrue in any material respect on the date as of which made;

     (c) A default or event of default with respect to payment shall occur in respect of bonds, notes, other loans or similar evidences of indebtedness of the Borrower or any subsidiary in a principal amount of at least U.S. $5,000,000.00, the effect of which is to cause, or to permit the holder of such indebtedness to cause, such indebtedness to become due prior to its stated maturity, or any such indebtedness shall not be paid within any applicable grace period after the due date thereof;

     (d) The Guarantor shall materially breach any term or provision under, or default under, the Guaranty or any document or instrument related thereto or given by the Guarantor in connection therewith, or the Guaranty or any such document or instrument shall be contested or liability shall be denied thereunder by the Guarantor or any person claiming through the Guarantor, or shall cease to be in full force and effect for any reason whatsoever; or

     (e) The Borrower or the Guarantor shall (i) make an assignment for the benefit of creditors, (ii) generally fail to pay its debts as they become due,
(iii) file a petition commencing a voluntary case under any reorganization or bankruptcy laws, or (iv) an involuntary case under such laws shall be commenced against the Borrower or the Guarantor and such proceeding shall remain undismissed or unstayed for a period of 60 days;

then, and in any such event, the Bank may by notice to the Borrower take either or both of the following, actions: (i) terminate the Commitment, whereupon the same shall terminate forthwith, and/or (ii) declare the Advances and all interest accrued and unpaid thereon, any accrued Commitment Fee, and all other sums due hereunder, to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, that, upon the occurrence of any event specified in subsection (e) of this Section (in the case of clause (iv) thereof, upon the expiration of the 60-day period mentioned therein), the Commitment shall automatically terminate and the unpaid principal amount of the Advances and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Bank.

     15. GOVERNING LAW AND JURISDICTION: WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE BORROWER AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY NOTE OR ANY OTHER DOCUMENT GIVEN IN CONNECTION HEREWITH, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.

     16.  MISCELLANEOUS.  (a)  The Borrower shall pay the Bank, on demand, all
(i) reasonable out-of-pocket expenses and reasonable Attorney Costs incurred by the Bank in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), and (ii) all out-of-pocket expenses and Attorney Costs incurred by the Bank in connection with the enforcement of this Agreement and any instruments or agreements executed in connection with this Agreement.

     (b) This Agreement supersedes all prior agreements and oral negotiations with respect to the subject matter of this Agreement. Neither this Agreement nor any Note is assignable by the Borrower, except in connection with a merger permitted under Section 13(c)(i)(y) or 13(c)(ii).

     (c) No delay or omission by Bank to exercise any right under this Agreement or under any Note or other document related hereto shall impair such right, nor shall it be construed as a waiver thereof. No waiver of any breach or default shall be deemed a waiver of any subsequent breach or default.

     (d) No amendment or waiver of any provision of this Agreement or any Note or any other document given in connection herewith, and no consent or approval with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Bank and the Borrower, and consented to in writing by the Guarantor, and then any such waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given.

     (e) Section headings in this Agreement are for reference only and shall not affect the interpretation of any provision of this Agreement.

     (f) The credit referred to in and evidenced by this Agreement is referenced as of the date hereof by the Bank as its loan number 3697-15407-09, which loan number may change from time-to-time to a successor or replacement loan number.

     IN WITNESS WHEREOF, the Borrower and the Bank have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                              CHIRON CORPORATION



                              By:   /s/ J E Kent
                                 -----------------------------------------
                                 James E. Kent, Vice President and Treasurer


                              Address for Notices
                              -------------------
                              4560 Horton Street
                              Emeryville, CA  94608-2916
                              Phone:  (510) 655-8730
                              Fax:   (510) 923-3343


                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION


                              By:   /s/ Kevin McMahon
                                 -----------------------------------------
                                 Kevin McMahon, Managing Director


                              Address for Notices
                              -------------------
                              Credit Products-High Technology-
                                   SF #3697
                              555 California Street, 41st Floor
                              San Francisco, CA  94104
                              Attn:  Kevin McMahon, Managing Director
                              Phone:  (415) 622-8088
                              Fax:  (415) 622-2514

                                     ATTACHMENT 1

BASE
RATE: means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate, which means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding business day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding business day, the rate for such day will be the arithmetic mean as determined by the Bank of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Bank; and (b) the rate of interest in effect for such day as publicly announced from time to time by the Bank in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change.



EURODOLLAR
RATE: means for each applicable Interest Period, (i) the rate of interest per annum equal to the rate for deposits in the Applicable Currency for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London business days prior to the commencement of such Interest Period, or (ii) if such rate does not appear on the Telerate Page 3750, or if the Borrower has not given a Notice of Borrowing prior to the date and time specified in clause (i) of Section 8, the Eurodollar Rate shall mean for each applicable Interest Period the rate of interest at which U.S. Dollar deposits for such Interest Period and in an amount approximately equal to the principal amount of the advance to be made or maintained would be offered by Bank's Grand Cayman Branch, Grand Cayman, British West Indies, to major banks in the offshore U.S. Dollar inter-bank markets upon the request of such banks at or about 11:00 a.m. San Francisco time two business days prior to the first day of such Interest Period.